                                                                    EXHIBIT 10.3

                            SHAREHOLDERS' AGREEMENT

     SHAREHOLDERS' AGREEMENT, made as of the 3rd day of July, 1995, by and among Suburban Ostomy Supply Co., Inc., a Massachusetts corporation (the "Company"), Herbert Gray, Melvin Aronson, Donald Benovitz, Patrick Bohan, and Stephen Aschettino (the "Management Shareholders"), and Summit Ventures III, L.P., Summit Investors II, L.P. and Summit Subordinated Debt Fund, L.P. (collectively, the "Summit Investors") and The Bear Stearns Companies, Inc. (together with the Summit Investors, the "Investors"; the Investors and the Management Shareholders are referred to collectively as the "Shareholders").

     WHEREAS, the Investors are acquiring an aggregate of 66,500 shares of Series A Redeemable Preferred Stock, par value $.01 per share, of the Company, and 280 shares (28,000 shares after giving effect to the stock dividend described in the Purchase Agreement) of Common Stock, no par value per share, of the Company (the "Common Stock"), pursuant to the terms of a Stock Purchase and Redemption Agreement dated as of the date hereof among the Company, the Investors and the Management Shareholders (the "Purchase Agreement");

     WHEREAS, following the redemption contemplated by the Purchase Agreement, the Management Shareholders will own an aggregate of 120 shares (12,000 shares after giving effect to the stock dividend described in the Purchase Agreement) of Common Stock; and

     WHEREAS, it is a condition to the obligations of the Investors and the Management Shareholders under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

     NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future shareholders, the parties hereby agree with each other as follows:

     1.   Definitions.
          -----------

          (a) The term "Permitted Transferee" means (i) in the case of a Management Shareholder, a spouse or any lineal descendent or ancestor of such Management Shareholder, or any trust for the benefit of any one or more of such Management Shareholders, his spouse, any lineal descendent or ancestor, or the heirs, executor or guardian of such Management Shareholder and (ii) in the case of any Investor, any affiliate of such Investor; in each case so long as a transferee under clause (i) or (ii) shall agree in writing with the Company and the other Shareholders, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Shareholder transferring the Shares to such Permitted Transferee.

          (b) "IPO Date" means the date on which shares of Common Stock of the Company shall have been sold pursuant to a public offering (including without limitation one for assets or securities of other companies) pursuant to registration statements under the Securities Act of 1933, as amended (the "Securities Act").

          (c) "Shares" shall mean and include all shares of the Common Stock and other equity securities of the Company with rights to vote generally for the election of directors now owned or hereafter acquired by a Shareholder.

     Other terms used as defined terms herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

     2.   Prohibited Transfers.  No Management Shareholder shall sell, assign,
          --------------------
transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of his Shares except in compliance with the terms of, or pursuant to the exemption provided for in Section 3(g) of, this Agreement. Notwithstanding anything to the contrary contained in this Agreement, a Management Shareholder may transfer all or any of his Shares to a Permitted Transferee.

     3.   Right of First Refusal on Dispositions.
          --------------------------------------

          (a) If at any time any Management Shareholder desires to sell or otherwise transfer all or any part of his Shares pursuant to a bona fide offer from a person or entity other than a Permitted Transferee (the "Proposed Transferee"), such Management Shareholder shall submit a written offer (the "Offer") by delivering the Offer to the Company and the other Shareholders (the "Offeree Shareholders"), to sell such Shares (the "Offered Shares") to the Company and the Offeree Shareholders on terms and conditions, including price, not less favorable than those on which the Management Shareholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Management Shareholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state
(i) that the Company and the Offeree Shareholders may acquire, in accordance with the provisions of this Agreement, the Offered Shares for the price and upon the other terms and conditions set forth therein and (ii) that if all such Offered Shares are not purchased by the Offeree Shareholders and the Company, the Offeree Shareholders may exercise their rights provided pursuant to Section 4 hereof.

          (b) If the Company desires to purchase any of the Offered Shares, it shall communicate in writing its election to purchase any of the Offered Shares to the Management Shareholder and the Offeree Shareholders, which communication shall state the number of Offered Shares that the Company desires to purchase. Such communication shall, when taken in conjunction with the Offer, but subject, in any event to the requirement that the Offeree Shareholders and/or the Company purchase all, but not less than all, of the Offered Shares, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Offered Shares. Sales of such Offered Shares to be sold to the Offeree Shareholders and/or the Company pursuant to this Section 3 shall be made at the offices of the Company within 30 days following the date the Offer was made.

          (c) If the Company elects to purchase fewer than all of the Offered Shares within such thirty (30) day period, each Offeree Shareholder shall have the right to purchase that number of remaining Offered Shares at the Offer Price as shall be equal to the number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock then owned by such Offeree Shareholder (including any shares of Common Stock purchasable under vested stock options held by such Offeree Shareholder) and the denominator of which shall be the aggregate number of shares of Common Stock then owned by all of the Offeree Shareholders who elect to purchase the Offered Shares (including any shares of Common Stock purchasable under vested stock options held by such Offeree Shareholders). The amount of such Offered Shares that each Offeree Shareholder is entitled to purchase under this Section 3(b) shall be referred to as its "Pro Rata Fraction." Notwithstanding the foregoing, no Offeree Shareholder may purchase any Offered Shares unless the Offeree Shareholders and/or the Company purchase all of the Offered Shares.

          (d) The Offeree Shareholders shall have a right of oversubscription such that if any Offeree Shareholder fails to accept the Offer as to its full Pro Rata Fraction, the remaining Offeree Shareholders shall, among them, have the right to purchase up to the balance of such Offered Shares not so purchased. Other Offeree Shareholders may exercise such right of oversubscription by accepting the Offer as to more than their Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of the Offered Shares available in respect of such oversubscription privilege, the oversubscribing Offeree Shareholders shall be cut back with respect to over subscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

          (e) Those Offeree Shareholders who desire to purchase the remaining Offered Shares shall communicate in writing their election to purchase to the Management Shareholder making the Offer, which communication shall state the number of Offered Shares said Offeree Shareholders desire to purchase and shall be provided to such Management Shareholder within 20 days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, but subject, in any event to the requirement that the Offeree Shareholders and/or the Company purchase all, but not less than all, of the Offered Shares, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to the right of the Offeree Shareholders to purchase more than their Pro Rata Fraction).

          (f) If the Offeree Shareholders and the Company do not elect to purchase all of the Offered Shares, then all of the Offered Shares may be sold by the Management Shareholder at any time within 120 days after the date the Offer was made, subject to the provisions of Section

4. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 120-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3. If Offered Shares are sold pursuant to this Section 3 to any purchaser who is not a party to this Agreement, the purchaser of such Offered Shares shall execute a counterpart of this Agreement as a Management Shareholder as a precondition of the purchase of such Offered Shares and any Offered Shares sold to such purchaser shall continue to be subject to the provisions of this Agreement.

          (g) Notwithstanding anything to the contrary contained in this Agreement, each of Donald Benovitz, Patrick Bohan and Stephen Aschettino may transfer an aggregate of up to 10% of the Shares held by him on the date hereof (subject to adjustment for stock splits, recapitalizations, and similar events) to other Management Shareholders, Herbert Gray may transfer shares constituting in the aggregate up to 2% of the Common Stock of the Company outstanding on the date hereof (subject to adjustment for stock splits, recapitalizations, and similar events) to other Management Shareholders, and Melvin Aronson may transfer all shares of Common Stock held by him to other Management Shareholders.

     4.   Right of Participation in Sales.
          -------------------------------

          (a) If at any time prior to the IPO Date any Shareholder (the "Selling Shareholder") desires to sell all or any part of the Shares owned by such Shareholder to a Proposed Transferee, the other Shareholders shall, subject to the priority rights of the Offeree Shareholders and the Company pursuant to the provisions of Section 3, have the right to sell to the Proposed Transferee, as a condition to such sale by such Selling Shareholder, at the same price per share and on the same terms and conditions as involved in such sale by the Selling Shareholder, up to a pro rata portion of the amount of Shares proposed
                             --- ----
to be sold to the Proposed Transferee. Subject to the following sentence, the "pro rata portion" of Shares which a Shareholder shall be entitled to sell
     --- ----
to the Proposed Transferee shall be that number of Shares as shall equal the number of Offered Shares proposed to be sold to the Proposed Transferee multiplied by a fraction, the numerator of which is the aggregate of all Shares which are then held by the Shareholder, (including any Shares issuable under vested stock options held by such Shareholder) and the denominator of which is the aggregate of all Shares which are then held by such Selling Shareholder (including any shares of Common Stock issuable under vested stock options held by such Stockholder) and all Shareholders (including any Shares issuable under vested stock options held by all such Shareholders) wishing to participate in any sale under this Section 4.

          (b) If any Shareholder wishes to make a sale to a Proposed Transferee which is subject to this Section 4, the Shareholder shall, simultaneously with the notice given pursuant to the provisions of Section 3(a), give to each Shareholder notice of such proposed sale. Such notice shall be given at least 20 days prior to the date of the proposed sale to the Proposed Transferee. Each Shareholder wishing so to participate in any sale under this
Section 4 shall
notify the Selling Shareholder in writing of such intention within 20 days after such Shareholders' receipt of the notice described in the preceding sentence. Such notice shall when taken in conjunction with the offer notice, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to the right of the Offeree Shareholders to purchase more than their pro rata portion).
                                                              --- ----
The rights of the Other Shareholders under this Section 4 are junior and subordinated to the rights of the Offeree Stockholders and the Company pursuant to the provisions of Section 3.

          (c) Such Selling Shareholder and each participating Shareholder shall sell to the Proposed Transferee all, or at the option of the Proposed Transferee, any part of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those in the notice provided by such Selling Shareholder under subparagraph (b) above; provided, however, that any purchase
                                          --------  -------
of less than all of such Shares by the Proposed Transferee shall be made from the Selling Shareholder and each participating Shareholder pro rata based upon
                                                           --- ----
the relative number of the Shares that the Selling Shareholder and each participating Shareholder are otherwise entitled to sell pursuant to
Section 4(a).

          (d) If any Shares are sold pursuant to this Section 4 to any purchaser who is not a party to this Agreement, the purchaser of such Shares shall execute a counterpart of this Agreement as a "Management Shareholder" or "Investor," as the case may be, as a precondition to the purchase of such Shares and such Shares shall continue to be subject to the provisions of this Agreement.

          (e) Notwithstanding anything to the contrary contained in this Agreement, each of Donald Benovitz, Patrick Bohan and Stephen Aschettino may transfer an aggregate of up to 10% of the Shares held by him on the date hereof (subject to adjustment for stock splits, etc.) to other Management Shareholders, Herbert Gray may transfer shares constituting in the aggregate of up to 2% of the Common Stock of the Company outstanding on the date hereof (subject to adjustment for stock splits, etc.) to other Management Shareholders, and Melvin Aronson may transfer all shares of Common Stock held by him to other Management Shareholders.

          (f) The rights granted under this Section 4 shall expire immediately prior to the IPO Date, and shall not apply in connection with, the consummation of the public offering consummated on the IPO Date.

     5.   Take-Along Right. If on any one occasion the Investors shall determine
          ----------------
to sell or exchange (in a business combination or otherwise) Shares in a bona fide arm's-length transaction with a person or entity or group of affiliated persons or entities (other than a party hereto or any affiliated persons or entities of a party hereto, including without limitation any partners of any party hereto) (the "Take-Along Transferee"), and as a result of such transaction, the Take-Along Transferee will come to hold at least 50% of the shares of common stock of the Company then outstanding, then the Investors shall give written notice to each Management Shareholder of such proposed sale and the Management Shareholders shall have 30 days after the date of such notice to offer to purchase such Shares from the Investors. The Investors shall be under no obligation to accept such offer and shall remain free to sell such Shares to the Take-Along Transferee on such terms as they deem desirable. After the expiration of such 30 days, if the Investors have not sold or agreed to sell such Shares to the Management Shareholders in accordance with the preceding provisions of this Section 5, then upon the written request of the Investors (the "Sales Request"), each Shareholder shall be obligated to, and shall, (a) sell, transfer and deliver, or cause to sold, transferred and delivered, to the Take-Along Transferee that percentage of his Shares that is equal to the percentage of the aggregate holding of the Shares held by the Investors which is being sold or exchanged to the third party at the same price per share and on the same terms applicable to the Investors, and (b) if Shareholder approval of the transaction is required, vote its or his Shares in favor thereof. The provisions of this Section 5 shall apply on only one occasion, whether or not any sale or exchange is consummated with the Management Shareholders or the Take-Along Transferee.

     6.  Election of Directors.  At each annual meeting of the shareholders of
         ---------------------
the Company, and at each special meeting of the shareholders of the Company called for the purpose of electing directors of the Company, and at any time at which shareholders of the Company shall have the right to, or shall, vote for directors of the Company, then, and in each event, the Shareholders shall vote all Shares owned by them for the election of a Board of Directors consisting of not more than five directors, designated in the manner designated below.

          (a) Two directors shall be designated by the Investors (which designees shall initially be Martin J. Mannion and Joseph F. Trustey);

          (b) Two directors shall be designated by the Management Shareholders (which designees shall initially be Herbert Gray and Donald Benovitz);

          (c) Subject to Section 6(d) below, the remaining director, who shall not be an employee of the Company or affiliated with any Shareholder (the "Independent Director"), shall be designated by the Investors after consultation with the Management Shareholders;

          (d)   Any party who has the right to designate a Director under
Section 6(a), (b) or (c) above may at any time remove such designee and designate a replacement for such designee. All Shareholders agree that they shall take such action as may be requested in order to elect such successor designee.

          (e)   Notwithstanding anything to the contrary contained in this
Section 6, in the event the Company becomes in default of one or more of the covenants contained in the Purchase Agreement or the Debenture Purchase Agreement, and such default continues for 60 consecutive days, then the Investors will have the right to designate three out of five members of the Board of Directors, which designees shall be the designees of the Investors under Section 6(a) above and an additional designee elected by the Investors owning a majority of the Shares held by all

Investors (the "Required Holders"). At the request of the Required Holders, the Shareholders agree to take all action, including voting their Shares, requested by the Required Holders in order to effect the removal of the designee named under Section 6(c) and to elect the additional director designated by the Required Holders.

          (f) In the event the Required Holders request pursuant to Section 6(e) election of a new designee, and following such election the default which gave rise to such request is cured, then the Board of Directors shall again be comprised of designees as named in Section 6(a), (b) and (c) of this Section 6; provided, however, that if thereafter a second default shall occur, and the Required Holders shall again exercise their rights to name a designee pursuant to Section 6(e), then for the balance of the term of this Agreement the Investors shall have the right to name a designee pursuant to Section 6(e).

     7.   Compensation Committee.  There shall be established at all times
          ----------------------
during the term of this Agreement a Compensation Committee of the Board of Directors (the "Compensation Committee") which shall be comprised of three directors as follows: one of whom shall be one of the directors designated under
Section 6(a); one of whom shall be one of the directors designated under Section 6(b); and one of whom shall be the Independent Director (or his replacement pursuant to Section 6(e), as applicable). The Compensation Committee will, subject to the provisions of any applicable employment agreements, determine the compensation of all senior employees and consultants of the Company (including salary, bonus, equity participation and benefits). The compensation of senior employees and consultants shall be reviewed by the Compensation Committee on an annual basis, and the decision by a majority of the members of the Compensation Committee will control the Committee's actions.

     8.   Preemptive Rights.
          -----------------

          (a) The Company hereby grants to each Shareholder so long as it or he shall own, of record or beneficially, any Common Stock, the right to purchase all or part of its or his pro rata share of New Securities (as defined in Section 8(b) below which the Company, from time to time, proposes to sell and issue. A Shareholder's pro rata share, for purposes of this preemptive right, is the ratio of the number of shares of Common Stock which such Shareholder then owns or has the right to acquire from the Company, including any vested (but not unvested) stock options, to the total number of shares of Common Stock then outstanding, including any vested (but not unvested) stock options. The Shareholders shall have a right of over-allotment pursuant to this Section 8 such that to the extent a Shareholder does not exercise its or his preemptive right in full hereunder, such additional shares of New Securities which such Shareholder did not purchase may be purchased by the other Shareholders in proportion to the total number of shares of Common Stock which each such other Shareholder owns or has the right to acquire from the Company, including any vested (but not unvested) stock options, compared to the total number of shares of Common Stock which all such other Shareholders own or have the right to acquire from the Company including any vested (but not unvested) stock options.

          (b) "New Securities" shall mean any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become convertible into or exchangeable for capital stock, issued on or after the date hereof; provided that the term "New Securities" does not include (i) Common
        --------
Stock issued as a stock dividend to holders of Common Stock or upon any stock split, subdivision or combination of shares of Common Stock, (ii) shares of Common Stock issued upon exercise of options issued pursuant to the Stock Option Plan referred to in Section 11 below, and (iii) shares of Common Stock issued in connection with any merger or acquisition with an unaffiliated third party, where such transaction has been approved by the Board of Directors of the Company and such shares are issued on arm's-length terms.

          (c) If the Company proposes to issue New Securities, it shall give each Shareholder written notice of its intention, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. Each Shareholder shall have 20 business days from the date of receipt of any such notice to agree to purchase up to the Shareholder's pro rata share of such New Securities (and any over-allotment amount pursuant to the operation of Section 8(a) above) for the purchase price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased, provided that the Management Investors may elect in such notice to pay the purchase price for such New Securities in whole or in part by tender to the Company of a principal amount of Notes (as defined in the Purchase Agreement) and accrued interest on such principal amount equal to the aggregate purchase price proposed to be so paid.

          (d) If any Shareholder fails to exercise in full its or his preemptive right (after giving effect to the over-allotment provision of Section 8(a) above), the Company shall have 90 days thereafter to sell the New Securities with respect to which the Shareholder's option was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice. To the extent the Company does not sell all the New Securities offered within said 90 day period, the Company shall not thereafter issue or sell such New Securities without first again offering such securities to the Shareholders in the manner provided above.

          (e) The rights granted under this Section 8 shall expire immediately prior to the IPO Date and shall not apply to the public offering consummated on the IPO Date.

     9.   Term.  This Agreement shall terminate immediately prior to (a) the IPO
          ----
Date, or (b) the tenth anniversary of the date of this Agreement whichever occurs first.

     10.  Failure to Deliver Shares.  If any Shareholder becomes obligated to
          -------------------------
sell any Shares to another Shareholder under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such other Shareholders may, at their option, in addition to all other remedies they may have, send to the defaulting Shareholder the purchase price for such Shares as is herein specified. Thereupon, the Company, upon written notice to the defaulting Shareholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such other Shareholder, a new certificate or certificates representing such Shares, and thereupon all of the defaulting Shareholder's rights in and to such Shares shall terminate.

     11.  Stock Option Plan.  Each shareholder agrees to vote to approve the
          -----------------
Suburban Ostomy Supply Co., Inc. Stock Option Plan in the form approved by the directors of the Company as of the date hereof.

     12.  Specific Enforcement.  Each Shareholder expressly agrees that the
          --------------------
other Shareholders and the Company may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, the other Shareholders and the Company shall, in addition to all other remedies, each be entitled to apply for a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof.

     13.  Legend.  Each certificate evidencing any of the Shares now owned or
          ------
hereafter acquired by the Management Shareholders shall bear a legend substantially as follows:

     "Any sale, assignment, transfer or other disposition of the shares represented by this certificate is restricted by, and subject to, the terms and provisions of a certain Shareholders' Agreement dated as of July 1, 1995. A copy of said Agreement is on file with the Clerk of the Corporation."

     14.  Affiliate Transactions.  The parties hereto agree that prior to
          ----------------------
entering into any transaction between the Company and any Shareholder or any affiliate of any Shareholder, such affiliation shall be made known to the Board of Directors of the Company, and agree further that the terms of any such transaction shall be on terms not less favorable to the Company than those which could have been obtained from an unaffiliated third party.

     15.  Notices.  Notices given hereunder shall be deemed to have been duly
          -------
given on the date of personal delivery or on the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at his or its address specified on Schedule I hereto or such other address as the addressee may subsequently notify the other parties of in writing.

     16.  Entire Agreement and Amendments.  This Agreement constitutes the
          -------------------------------
entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto; provided, however, that Investors owning at least a majority of the Shares owned
- --------  -------
by all Investors may effect any such waiver, modification, amendment or termination on behalf of all of the Investors. Each of the Shareholders represents that he or it is not a party to any other agreement which would prevent him or it from performing his or its obligations hereunder. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     17.  Governing Law; Successors and Assigns.  This Agreement shall be
          -------------------------------------
governed by the internal laws of The Commonwealth of Massachusetts without giving effect to the conflicts of laws principles thereof and, except as otherwise provided herein, shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

     18.  Severability.  If any provision of this Agreement shall be held to be
          ------------
illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     19.  Captions.  Captions are for convenience only and are not deemed to be
          --------
part of this Agreement.

     20.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                                     * * *

                        SUBURBAN OSTOMY SUPPLY CO., INC.

                             SHAREHOLDERS AGREEMENT

                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.


MANAGEMENT SHAREHOLDERS:               COMPANY:

                                       SUBURBAN OSTOMY SUPPLY CO., INC.


/s/ Herbert Gray                       By: /s/ Herbert Grey
- ----------------                          -----------------
Herbert Gray                             Name:
                                         Title:
/s/ Melvin Aronson
- ------------------
Melvin Aronson                         INVESTORS:

/s/ Donald Benovitz                    SUMMIT VENTURES III, L.P.
- -------------------
Donald Benovitz                        By: Summit Partners III, L.P.,
                                          its general partner
/s/ Patrick Bohan
- -----------------                      By: Stamps, Woodsum & Co. III,
Patrick Bohan                             its general partner

/s/ Stephen Aschettino                 By: /s/ Martin J. Mannion
- ----------------------                    ----------------------
Stephen Aschettino                        General Partner

                                       SUMMIT INVESTORS II, L.P.

                                       By: /s/ Martin J. Mannion
                                          ----------------------
                                          Authorized Signatory

                                       SUMMIT SUBORDINATED DEBT
                                        FUND, L.P.

                                       By: Summit Partners SD, L.P.
                                         Its General Partner

                                       By: /s/ Martin J. Mannion
                                          ----------------------
                                         General Partner


                                       THE BEAR STEARNS COMPANIES, INC.


                                       By: /s/ David Glaser
                                          -----------------
                                         Name:
                                         Title:

                                   Schedule 1
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Company
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Suburban Ostomy Supply Co., Inc.
75 October Hill Road
Holliston, MA  01746
Attention:  President


Management Shareholders
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Investors
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Summit Investors II, L.P.
Suite 3420
One Boston Place
Boston, MA 02108
Attn:  Joseph F. Trustey

Summit Ventures III, L.P.
Suite 3420
One Boston Place
Boston, MA 02108
Attn:  Joseph F. Trustey

Summit Subordinated Debt Fund, L.P.
Suite 3420
One Boston Place
Boston, MA 02108
Attn:  Joseph F. Trustey

The Bear Stearns Companies, Inc.
245 Park Avenue

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New York, NY  10167
Attn: Robert Yedid

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